Rule 424 (b) (3)
Registration No. 333-230569

U.S. $20,000,000,000.00
National Rural Utilities ("CFC")
VARIABLE DENOMINATION FLOATING
RATE DEMAND NOTES

Pricing Supplement No. 42 Dated September 20, 2019
TO PROSPECTUS Dated March 28, 2019

Interest Rate:	1.750% per annum

                            Rates will be set daily. Eligible Investor[1] will purchase a Variable Rate Note, containing a promise from CFC to repay the note plus interest upon the receipt of a Redemption Notice from the Eligible
                            Investor.

Period Beginning:	September 20, 2019

                             [1] Generally CFC members and other rural utilities which have been determined to satisfy federal and state eligibility criteria.